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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

          CENTURY BANCORP, INC.                             CENTURY BANCORP CAPITAL TRUST
      ----------------------------                    -----------------------------------------
        (Exact Name of Registrant                     (Exact Name of Registrant as Specified in
      as Specified in its Charter)                              its Trust Agreement)

              Massachusetts                                           Delaware
         -----------------------                               -----------------------
         (State of Incorporation                               (State of Incorporation
            or Organization)                                      or Organization)

               04-2498617                                           (applied for)
  ------------------------------------                  ------------------------------------
  (IRS Employer Identification Number)                  (IRS Employer Identification Number)

            400 Mystic Avenue                                     400 Mystic Avenue
      Medford, Massachusetts 02155                          Medford, Massachusetts 02155
 --------------------------------------               ----------------------------------------
(Address of Principal Executive Offices)              (Address of Principal Executive Offices)

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A(c), please check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A(d), please check the following box [X].

Securities Act registration statement file number to which this form relates:
333-50843

Securities to be registered pursuant to Section 12(b) of the Act:

         Title of each class                  Name of each exchange of which
         to be so registered                  each class is to be registered
         -------------------                  ------------------------------
                 None                                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                   ___% Cumulative Trust Preferred Securities
                    (and the Guarantee with respect thereto)

                   ------------------------------------------
                                (Title of class)




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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

                  For a full description of the ___% Cumulative Trust Preferred Securities (the "Preferred Securities") issued by Century Bancorp Capital Trust, a Delaware statutory business trust (the "Trust") and the guarantee (the "Guarantee") with respect to the Preferred Securities by Century Bancorp, Inc., a Massachusetts corporation (the "Company"), both of which are being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Description of the Guarantee" in the Prospectus that forms part of the Registration Statement (Registration No. 333-50843) (the "Registration Statement") filed by the Company and the Trust with the Securities and Exchange Commission on April 23, 1998 under the Securities Act of 1933, as amended (the "Act"). The information contained in the Registration Statement and the Prospectus relating there is incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 430A or pursuant to an amendment to the Registration Statement under the Act and shall be incorporated by reference into this registration statement on Form 8-A.

Item 2.  Exhibits
         --------

         4.1 Form of Indenture between Century Bancorp and State Street Bank and Trust Company, as Trustee (incorporated by reference to Exhibit 4.1 to the Registration Statement)

         4.2 Form of Junior Subordinated Debenture (incorporated by reference to Exhibit 4.2 to the Registration Statement)

         4.3 Certificate of Trust of Century Bancorp Capital Trust (incorporated by reference to Exhibit 4.3 to the Registration Statement)

         4.4 Form of Amended and Restated Trust Agreement of Century Bancorp Capital Trust (incorporated by reference to Exhibit 4.4 to the Registration Statement)

         4.5 Form of Preferred Security Certificate for Century Bancorp Capital Trust (incorporated by reference to
                           Exhibit 4.5 to the Registration Statement)

         4.6 Form of Preferred Securities Guarantee Agreement for Century Bancorp Capital Trust (incorporated by reference to Exhibit 4.6 to the Registration Statement)




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SIGNATURES

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated: May 5, 1998

Century Bancorp, Inc.                           Century Bancorp Capital Trust



By: /s/ Marshall M. Sloane                      By: /s/ Marshall M. Sloane
------------------------------                  ------------------------------
Marshall M. Sloane                              Marshall M. Sloane
Chairman, President and                         Administrative Trustee
Chief Executive Officer